Exhibit 10.6a

AMENDMENT TO THE
ALLIANT ENERGY CORPORATION
AMENDED AND RESTATED
2010 OMNIBUS INCENTIVE PLAN
This Amendment (this “Amendment”) to the Alliant Energy Corporation Amended and Restated 2010 Omnibus Incentive Plan (as amended, amended and restated or otherwise modified from time to time, the “Plan”) is made by Alliant Energy Corporation (the “Company”), effective as of February 21, 2019. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Plan.
WHEREAS, Section 13(b) of the Plan provides that the Committee may amend the Plan at any time, subject to certain exceptions; and
WHEREAS, the Committee has determined that it is in the best interests of the Company and the Participants to change the minimum vesting schedule for time-based awards set forth in Section 7(b) of the Plan to clarify the intent of the section; and
WHEREAS, the Committee now desires to amend the Plan as provided below.
NOW, THEREFORE, pursuant to Section 13(b) of the Plan, the Committee amends the Plan as follows:
With respect to all Awards granted under the Plan, Section 7(b) of the Plan is hereby replaced in its entirety as follows:
(b)    Restrictions on Vesting Schedule. Notwithstanding the foregoing, an Award of Restricted Stock or Restricted Stock Units that is subject to restrictions that lapse solely over a specified period of time shall vest pro rata no more frequently than annually over a period of three years of continuous service, except in the event of death, Disability, retirement or a Change in Control (subject to Section 6(c)). Notwithstanding this provision, up to 5% of the Shares reserved for issuance under this Plan, subject to adjustment as provided in Section 12, may be issued without a minimum vesting schedule.

On and after the effectiveness of this Amendment, each reference in the Plan to “this Plan”, “hereunder”, “hereof” or words of like import referring to the Plan, shall mean and be a reference to the Plan, as amended by this Amendment. Except as amended hereby, the Plan continues and shall remain in full force and effect in all respects.

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